                                                                      Exhibit 21

Subsidiaries

Microsoft Corporation
One Microsoft Way
Redmond, WA 98052-6399
Microsoft Capital Corporation (NEVADA)
Microsoft FSC Corporation. (U.S. VIRGIN ISLANDS)
Microsoft Investments, Inc. (NEVADA)
Microsoft Ireland Operations Limited (IRELAND)
Microsoft Licensing, Inc. (NEVADA)
MSLI, GP (NEVADA)
Microsoft Operations Pte Ltd. (SINGAPORE)
Microsoft Product Development Ltd. (NEVADA)
Microsoft Regional Sales Corporation (NEVADA-SINGAPORE BRANCH)
Microsoft Puerto Rico, Inc. (DELAWARE)
The Microsoft Network L.L.C. (DELAWARE)
Microsoft Treasury, Inc (NEVADA)
GraceMac Corporation (NEVADA)
Microsoft Algerie S.A.R.L. (ALGERIA)
Microsoft de Argentina S.A.
Microsoft Pty. Limited (AUSTRALIA)
Microsoft Gesellschaft m.b.H. (AUSTRIA)
Microsoft B.V.B.A.  (BELGIUM)
Microsoft Bolivia S.R.L.
Microsoft Informatica Limitada (BRAZIL)
Microsoft Bulgaria EOOD
Microsoft Canada Co.
NCompass Labs, Inc. (CANADA)
Microsoft Chile S.A.
Microsoft Colombia, Inc. (DELAWARE)
Microsoft de Centroamerica S.A. (COSTA RICA)
Microsoft Hrvatska d.o.o. (CROATIA)
Microsoft s.r.o. (CZECH REPUBLIC)
Microsoft Danmark ApS (DENMARK)
Microsoft Dominicana, S.A. (DOMINICAN REPUBLIC)
Microsoft Del Ecuador S.A.
Microsoft Egypt, Limited Liability Company
Microsoft El Salvador S.A. de C.V.
Microsoft Oy (FINLAND)
Microsoft France S.A.R.L.
Microsoft G.m.b.H. (GERMANY)
Microsoft Hellas S.A. (GREECE)
Microsoft de Guatemala, S.A.
Microsoft Hong Kong Limited
Microsoft Hungary Kft.
Microsoft Corporation (India) Private Limited
Microsoft India (R&D) Private Limited
PT. Microsoft Indonesia
Microsoft Israel Ltd.
Microsoft SRL (ITALY)
Microsoft Cote d'Ivoire SARL (IVORY COAST)
Microsoft Jamaica, Inc.
Microsoft Company, Limited (JAPAN)
Microsoft Asia Ltd (NEVADA-JAPAN BRANCH)
Microsoft Product Development Ltd. (NEVADA-JAPAN BRANCH)
East Africa Software Limited (KENYA)

Microsoft CH (KOREA)
Microsoft Kuwait Representative Office
SIA Microsoft Latvija (LATVIA)
Microsoft Corporation Lebanon Representative Office
Microsoft (Malaysia) Sdn. Bhd.
Microsoft Indian Ocean Islands Limited (MAURITIUS)
Microsoft Mexico, S.A. de C.V.
Microsoft Maroc S.A.R.L. (MOROCCO)
Microsoft Namibia (Proprietary) Limited
Microsoft B.V. (THE NETHERLANDS)
Microsoft International B.V. (THE NETHERLANDS)
Microsoft Manufacturing B.V. (THE NETHERLANDS)
Microsoft New Zealand Limited
Microsoft Nigeria Limited
Microsoft Norge AS (NORWAY)
Microsoft Corporation-Pakistan Liaison Office
Microsoft de Panama, S.A.
Microsoft (China) Company Limited (THE PEOPLE'S REPUBLIC OF CHINA)
Microsoft Peru, S.R.L.
Microsoft Philippines, Inc.
Microsoft sp. z.o.o. (POLAND)
MSFT-Software Para Microcomputadores, LDA (PORTUGAL)
Microsoft Caribbean,Inc. (DELAWARE)
Microsoft Romania SRL
Microsoft ZAO (RUSSIA)
Moscow Microsoft Ireland Operations Limited (Representative Office) (RUSSIA) Microsoft Arabia Limited (SAUDI ARABIA, 60% owned)
Microsoft Singapore Pte Ltd
Microsoft Slovakia s.r.o.
Microsoft d.o.o., Ljubljana (SLOVENIA)
Microsoft (S.A.) (Proprietary) Limited (SOUTH AFRICA)
Microsoft Iberica S.R.L. (SPAIN)
Microsoft Aktiebolag (SWEDEN)
Microsoft AG (SWITZERLAND)
Microsoft Taiwan Corporation
Microsoft (Thailand) Limited
Microsoft Trinidad & Tobago Limited
Microsoft Tunisie, S.A.R.L. (TUNISIA)
Microsoft Bilgisayar Yazilim Hizmetleri Limited Sirketi (TURKEY)
Microsoft Corporation (UNITED ARAB EMIRATES)
Microsoft Gulf FZ-LLC (UNITED ARAB EMIRATES)
Microsoft Limited (UNITED KINGDOM)
Microsoft Research Limited (UNITED KINGDOM)
Microsoft Uruguay S.A.
Microsoft Venezuela S.A.
The Resident Representative Office of MICROSOFT Corporation in Hanoi (VIETNAM) Microsoft Corporation, Zimbabwe Liaison Office
DA Games, Inc. (WASHINGTON)
Ensemble Studios Corporation (DELAWARE)
Great Plains Software, Inc. (MINNESOTA)
HomeAdvisor Holdings, Inc. (NEVADA)
MongoMusic, Inc. (DELAWARE)
Pacific Microsonics, Inc. (CALIFORNIA)
WebAppoint.com, Inc. (DELAWARE)
WebTV Networks, Inc. (CALIFORNIA)
Expedia, Inc. (WASHINGTON, 67% owned)

Travelscape.com, Inc. (DELAWARE, owned by Expedia, Inc.)
VacationSpot.com, Inc. (DELAWARE, owned by Expedia, Inc.)
Carpoint, Inc. (WASHINGTON, 68% owned)
WebTV Networks K.K. (JAPAN, 75% owned)
Avanade Inc. (DELAWARE, 49% owned)
MSNBC Cable, L.L.C. (Delaware, 50% owned)
MSNBC Interactive News, L.L.C. (Delaware, 50% owned)
T1MSN, Corp. (DELAWARE, 50% owned)
Wireless Knowledge LLC (DELAWARE, 50% owned) ninemsn Pty Limited (AUSTRALIA, 50% owned)
Mobimagic Co. Ltd. (JAPAN, 50% owned)